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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          UBS AG                        UBS PREFERRED FUNDING             UBS PREFERRED FUNDING
                                            COMPANY LLC V                       TRUST V
(Exact name of Registrant as        (Exact name of Registrant as       (Exact name of Registrant as
Specified in its Charter)            Specified in its Charter)          Specified in its Charter)

SWITZERLAND             98-0186363              DELAWARE            20-0081534              DELAWARE             20-6882316
(State or Other      (I.R.S. Employer      (State or Other       (I.R.S. Employer       (State or Other       (I.R.S. Employer
Jurisdiction of       Identification        Jurisdiction of        Identification        Jurisdiction of        Identification
Incorporation or             Number)       Incorporation or                Number)      Incorporation or              Number)
Organization)                                 Organization)                                Organization)

           BAHNHOFSTRASSE 45, CH-8098 ZURICH,         C/O WILMINGTON TRUST COMPANY               CORPORATION SERVICE COMPANY
SWITZERLAND, +41-44-234 11 11 AND                       1100 NORTH MARKET STREET                     2711 CENTERVILLE ROAD
           AESCHENVORSTADT 1, CH-4051 BASEL,            WILMINGTON, DELAWARE 19890                WILMINGTON, DELAWARE 19808
SWITZERLAND, +41-61-288 20 20                                 302-636-6016                              800-927-9800
(Address and Telephone Number of                    (Address and Telephone Number of           (Address and Telephone Number of
Registrant's Principal Executive Offices)      Registrant's Principal Executive Offices)  Registrant's Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration file number to which this form relates: No. 333-132747 and 333-132747-01 through 333-132747-10.

Securities to be registered pursuant to Section 12(b) of the Act:

                                 Title of Each Class                                                Name of Each Exchange on
                                 to be so Registered                                          Which Each Class is to be Registered
                                 -------------------                                          ------------------------------------
Trust Preferred Securities of UBS Funding Trust V                                                     New York Stock Exchange, Inc.
Company Preferred Securities of UBS Preferred Funding LLC V                                           New York Stock Exchange, Inc.*
Subordinated Guarantee of UBS AG with respect to the                                                  New York Stock Exchange, Inc.*
Noncumulative Company Preferred Securities.

Securities to be registered pursuant to Section 12(g) of the Act: None

* Not for trading, but only in connection with the registration of the Trust Preferred Securities.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

The description of the securities to be registered hereby is incorporated by reference to: (1) the description that appears under the captions "Description of Trust Preferred Securities", "Description of Company Preferred Securities" and "Description of UBS AG Subordinated Guarantees" in the Prospectus relating to the Registrants' Registration Statement on Form F-3 (the "Form F-3") under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission (the "SEC") on March 27, 2006, as amended (File Nos. 333-132747 and 333-132747-01 through 333-132747-10) and (2) the description that appears under the captions "Description of Trust Preferred Securities" and "Description of Company Preferred Securities" in the Prospectus Supplement, dated May 9, 2006, relating to the securities being registered hereunder.

Item 2. EXHIBITS

The following exhibits have been incorporated by reference into this registration statement filed with the SEC.

Exhibit No.                                       Description
                ---------------------------------------------------------------------------------
         4.1    Form of Amended and Restated Trust Agreement of UBS Preferred Funding
                Trust V of the Trust (incorporated herein by reference to Exhibit 4.6 to the Form F-3).

         4.2    Form of Amended and Restated Limited Liability Agreement of UBS
                Preferred Funding Company LLC V (incorporated herein by reference to
                Exhibit 4.11 to the Form F-3).

         4.3    Form of Subordinated Guarantee Agreement for UBS Preferred Funding
                Company LLC V (incorporated by reference to Exhibit 4.16 to the Form
                F-3).

        25.1    Statement of Eligibility on Form T-1 of Wilmington Trust Company, as
                Trustee for UBS Preferred Funding Trust V (incorporated herein by reference to Exhibit 25.3 to the Form F-3).

        25.2    Statement of Eligibility on Form T-1 of Wilmington Trust Company, as
                Guarantee Trustee for UBS Preferred Funding Company LLC V (incorporated herein by reference to Exhibit 25.8 to the Form F-3).

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Date:  May 11, 2006

                        UBS AG


                            By: /s/ Anneliese Schwyter
                               ---------------------------------------

                               Name:  Anneliese Schwyter
                               Title: Managing Director

                            By: /s/ Niall O'Toole
                               ---------------------------------------

                               Name:  Niall O'Toole
                               Title: Executive Director

                        UBS PREFERRED FUNDING COMPANY LLC V


                            By: /s/ Anneliese Schwyter
                               ---------------------------------------

                               Name:  Anneliese Schwyter
                               Title: Managing Director

                            By: /s/ Niall O'Toole
                               ---------------------------------------

                               Name:  Niall O'Toole
                               Title: Executive Director and Secretary

                        UBS PREFERRED FUNDING TRUST V


                        By: UBS Preferred Funding Company LLC
                                    V, as Grantor

                            By: /s/ Anneliese Schwyter
                               ---------------------------------------

                               Name:  Anneliese Schwyter
                               Title: Managing Director

                            By: /s/ Niall O'Toole
                               ---------------------------------------

                               Name:  Niall O'Toole
                               Title: Executive Director and Secretary